UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 10 to

FORM S-1

REGISTRATION STATEMENT

Under the Securities Act of 1933

NEW DAY FINANCIAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	8742	27-0427276
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 S Valle Verde Dr. #235-106
Henderson, Nevada 89012
(702) 245-5765
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laughlin Associates, Inc.
2533 N Carson Street
Carson City, NV 89706
(775) 883-8484
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Randall V. Brumbaugh, Esq.
417 W. Foothill Blvd., B-175
Glendora, CA 91741
(626) 335-7750

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	950,000 (1)	$0.01 (2)	$9,500.00	$0.16

(1)

This registration statement registers the potential resale of 950,000 shares of commons tock held by security holders of the Registrant.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum.  The selling shareholders will sell at a price of $0.01 per share until the shares are quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

NEW DAY FINANCIAL MANAGEMENT, INC.

950,000 shares of common stock

$0.01 per share

New Day Financial Management, Inc. is registering an aggregate of 950,000 shares of its common stock that are to be sold, from time-to-time, by one or more of the Selling Stockholders and their transferees, pledges, donees or their successors (collectively referred to hereinafter as the “Selling Stockholders”).  The selling shareholders will sell at a price of $0.01 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.  The company is not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national securities exchange or association.  The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.  The proceeds from the sale of the Selling Stockholders’ shares will go directly to the Selling Stockholders and will not be available to us.  The Selling Stockholders are listed under “Selling Security Holders” on page 10.

Prior to this offering, there has been no public market for our common stock.

This investment involves a high degree of risk.  Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this prospectus.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by the Selling Stockholders	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 12)	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.00
Total	950,000	$9,500.00	$0.00	$0.00

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC becomes effective.  This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

Resale transactions may not take place due to the absence of registration or applicable exemptions.

New Day Financial Management, Inc. does not plan to use this offering prospectus before the effective date.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and, as such, will be subject to reduced public company reporting requirements.

The date of this Prospectus is September 12, 2012

TABLE OF CONTENTS

PROSPECTUS SUMMARY AND RISK FACTORS

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus.  You should carefully consider the matters discussed in “Risk Factors” beginning on page 6.

The Company

We were incorporated in the State of Nevada on February 15, 2007 as New Day Financial Management, Inc.  We provide small businesses with focused management and financial strategies to execute and grow their businesses.  Through close interaction with clients, we analyze existing operations and processes, define strengths and weaknesses and provide the tools and strategies to increase profitability.

All clients, to date, have thus far been provided by our officers and sole director.  During the six months ended June 30, 2012 and 2011, we generated aggregate revenues from operations in the amount of $0 and $10,000, respectively.  Despite generating such revenues, we cannot guarantee that we will grow our business or that we will be able continue to realize sales.  We have no long-term agreements to provide services and have no guaranteed revenue streams.

Through the six months ended June 30, 2012, we incurred a net loss of $21,363.  Comparatively, we realized net income of $4,447 during the six months ended June 30, 2011.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from operating activities will be adequate to maintain our business.  In consideration of the foregoing risks, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements.

New Day has no present plans to be acquired or to merge with another company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

As of the date of this prospectus, New Day Financial Management has 2,900,000 shares of $0.001 par value common stock issued and outstanding.

Our address and telephone number are:

55 S Valle Verde Drive #235-106

Henderson, Nevada 89012

Telephone (702) 245-5765

Our fiscal year end is December 31.

Offering by the Selling Stockholders

The offering consists solely of shares offered by the Selling Stockholders.  The Selling Stockholders are offering 950,000 shares of our currently issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.01 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.  To date, there is no public market for our common stock and no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.  There can be no assurance that any attempt to obtain listing on a stock exchange or other trading medium will be successful, or if successful, that a market will develop for the common stock.

Resale transactions may not take place due to the absence of registration or applicable exemptions.  Apart from the States of California, Florida and Nevada, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any state except California, Florida and Nevada require proper diligence on the part of the investor.

The offering price of $0.01 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

All proceeds from sales of shares by the Selling Stockholders will go directly to the Selling Stockholders and none will be available to New Day Financial Management, Inc.

New Day Financial Management, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling Stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The Selling Stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Our Transfer Agent is expected to be Empire Stock Transfer, Inc., 1859 Whitney Mesa Drive, Henderson, Nevada 89014, Phone: (702) 818-5898.

Summary Financial Information

The summary financial data are derived from the historical financial statements of New Day Financial Management, Inc.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

	June 30, 2012	December 31, 2011
ASSETS
Current assets
Cash	$874	$18,782
Total current assets	874	18,782

Fixed assets, net	1,511	1,966

Total assets	$2,385	$20,748

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,000	$1,000
Income tax payable	1,885	1,885
Total current liabilities	5,885	2,885

Total liabilities	5,885	2,885

Stockholders’ equity
Common stock	2,900	2,900
Additional paid-in capital	8,725	8,725
Retained earnings	(15,125)	6,238
Total stockholders’ equity	(3,500)	17,863

Total liabilities and stockholders’ equity	$2,385	$20,748

Statements of Operations Data

	For the six months ended
	June 30,
	2012	2011

Revenue	$-	$10,000
Total expenses	21,363	3,158

Provision for income taxes	-	(2,395)

Net income (loss)	$(21,363)	$4,447

Net income (loss) per share	$(0.01)	$0.00

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our officers and directors have no experience related to public company management.  As a result, we may be unable to manage our public reporting requirements.

Our operations depend entirely on the efforts of our officers and directors.  While each has expertise with which we will rely upon to grow and manage our business operations, none has experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to develop and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacle.

Investors may lose their entire investment if we are unable to continue as a going concern.

New Day Financial Management, Inc. was formed in February 2007.  Although we are generating revenues we have a limited operational history on which you can evaluate our business and prospects.  We are a small company without guaranteed or recurring streams of revenues.  Our prospects must therefore be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development and without significant operating history.  These risks include, without limitation, the absence of guaranteed long-term revenue streams, management that is inexperienced in managing a public company, a competitive market environment with minimal barriers to entry and lack of brand recognition.  New Day cannot guarantee that we will be successful in maintaining our presence in the consulting outsourcing industry or in accomplishing our objectives.  If our business fails, the investors in this offering may face a complete loss of their investment.

We may experience liquidity and solvency problems, which could impair our operations or force us out of business.

We have no long-term or contractual obligations with clients to provide for guaranteed future revenues.  Additionally, future expenditures may be higher than our management may anticipate and budget for, which could materially harm our business.  As such, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

The consulting and outsourcing industries are highly competitive, and we are in an unfavorable competitive position.

Our management believes we compete, in general, with numerous, more established companies providing outsourced consulting services.  In addition, certain companies may choose to use its own resources rather than engage an outside firm for the types of services we provide.  All of our competitors are significantly larger and have substantially greater financial, technical, marketing and other resources and significantly greater name recognition.  In addition, many of our competitors have well-established, long-term relationships with their clients.  It is possible that new competitors or alliances among competitors will emerge in the future.  Our expected competitors may be able to fulfill customer requests or requirements more efficiently than we may be able to.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

We will lose clients or be unable to attract new clients if we do not perform our services satisfactorily.

We have only recently begun to generate revenues and currently have a small base of clients to whom we have provided services without ongoing contractual obligations.  We will depend, in large part, upon our ability to provide an adequate level of service in order to attract continuing work and to garner recommendations or referrals from these clients.  If a client is not satisfied with the quality of work performed by us or contracted parties who provide services for a specific project on our behalf, then we could incur additional costs to address the situation and the client’s dissatisfaction with our services could damage our ability to obtain additional work from that client.  In addition, negative publicity related to our client services or relationships, regardless of its accuracy, may further damage our business by affecting our ability to attract prospective clients.

We have no long-term or guaranteed sources of revenues.

All of our clients have historically engaged us on a per-project basis and have no contractual obligation to continue to utilize our services.  The loss of any client could impair our ability to continue as a going concern.  We have no long-term or guaranteed contracts in place with any customers, and there can be no assurance that our customers will continue to engage our services, or that we will be able to replace revenues from such customers with revenues from other customers.

New Day Financial Management, Inc. may lose its top management without employment agreements.

Our operations depend substantially on the skills and experience of our officers and sole director, namely Karen Mannix, our President, Marcia Hootman, our Secretary and Treasurer, and Beverly Fremont, our sole Director.  Although we plan to have non-salaried personnel work for us on a per-project basis, as necessary, we have no other full- or part-time employees besides these three individuals.  Furthermore, we do not maintain key man life insurance on any of our officers or sol director.  Without employment contracts, we may lose one or more of our officers and sole director to other pursuits without a sufficient warning and, consequently, go out of business.

Our officers and our sole director may become involved in other business opportunities and may face a conflict in selecting between our company and their other business interests.  We have not formulated a policy for the resolution of such conflicts.  The loss of any or all of our officers and sole director to other pursuits without a sufficient warning we may, consequently, go out of business.

Failure by us to respond to changes in client demands could result in lack of sales revenues and may force us out of business.

The market for our service is characterized by rapidly changing technology, evolving industry developments and changing customer needs.  Our future success will depend on our ability to enhance our current services, advertise and market our services and respond to emerging industry trends, developments and other technological changes on a timely and cost effective basis.  We may not be successful in anticipating or responding to these developments on a timely basis, and our offerings may not be successful in the marketplace.  There can be no assurance that we will be successful in enhancing our existing service offerings on a timely basis or that any new enhancements will achieve market acceptance.  If we fail to anticipate or respond adequately to changes in technology and customer preferences these events could have a material adverse affect on our business, financial condition and results of operation.

If we are unable to collect on our accounts receivables, our cash flows could be adversely affected.

Our business depends on our ability to successfully obtain payment from our clients of the amounts they owe us for work performed.  Our clients may experience periods of financial difficulty, and as a result, could cause clients to delay payments to us or default on their payment obligations to us.  Timely collection of accounts receivables also depends on our ability to complete our contractual commitments and bill and collect our contracted revenues.  If we are unable to meet our contractual requirements, we might experience delays in collection of and/or be unable to collect our client balances, and if this occurs, our results of operations and cash flows could be adversely affected.  In addition, if we experience an increase in the time to bill and collect for our services, our cash flows could be adversely affected.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  In the absence of being listed on a stock exchange or trading platform, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently issued and outstanding shares of common stock, aggregating 2,900,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Investors may be unable to sell their shares without complying with “Blue Sky” regulations.

Each state has its own securities laws, also known as blue sky laws, which, in part, regulates both the offer and sale of securities.  In most instances, offers or sales of a security must be registered or exempt from registration under these blue sky laws of the state or states in which the security is offered and sold.  The laws and filing or notification requirements tend to vary between and among states.  Sales by the selling shareholders may occur in California, Florida and Nevada.  Apart from the States of California, Florida and Nevada, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any State except California, Florida and Nevada require proper diligence on the part of the investor.  Investors should consult an attorney or a licensed investment professional prior to delving into blue sky laws.  Failure to comply with applicable securities regulations may lead to fines or imprisonment.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”  These exemptions include

1. Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

2. Reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

3. Exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years.  However, we would cease to qualify as an emerging growth company if we:

1. Generate annual gross revenues of $1.0 billion or more in a fiscal year;

2. Issue, during the previous three-year period, more than $1.0 billion in non-convertible debt; or

3. Become a “large accelerated filer,” defined by the SEC as a company with a word-wide public float of its common equity of $700 million or more.

Our common stock may not be transferable without meeting securities registration requirements or exemption therefrom.

We have not registered our securities in any jurisdiction and have not identified any exemptions from registration.  As a result, investors in our common stock may have difficulty selling their shares unless they are able to register their shares or find an exemption therefrom.  Furthermore, broker-dealers may be unwilling or unable to act on behalf of investors in our common stock unless or until the shares are registered, or an applicable exemption from registration is identified, in certain states in which our common stock may be offered or sold.

Future issuances of our preferred stock could dilute the voting and other rights of holders of our common stock.

Our Board of Directors has the authority to issue shares of preferred stock in any series and may establish, from time to time, various designations, powers, preferences and rights of the shares of each such series of preferred stock.  Any issuances of preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of common stock.

We have not paid any cash dividends and do not intend to pay any cash dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to reinvest any earnings in the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.  Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, New Day Financial Management used the price of $0.01 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price.  The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  The selling shareholders will sell at a price of $0.01 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.  Our shares are not listed on any exchange or quoted on any trading platform.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The Company and its shareholders have not approached any broker/dealers with regard to assisting the Company to apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the Selling Stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock(1)	Number of Shares Owned before the Offering(2)	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering(3)

Dana and Eileen Anderson(4)	100,000(4)	100,000(4)	0	0.00%
Joseph Cerbone	100,000	100,000	0	0.00%
Margaret DeCaro	50,000	50,000	0	0.00%
Donald Dickson	50,000	50,000	0	0.00%
Tammy Dunn	50,000	50,000	0	0.00%
Donald Ehrlich	100,000	100,000	0	0.00%
Danielle Galloway	50,000	50,000	0	0.00%
Julie Hammer	50,000	50,000	0	0.00%
Dorothy McCallion	50,000	50,000	0	0.00%
Frank and S.K. McGarvery(4)	100,000(4)	100,000(4)	0	0.00%
Tianna Owen	50,000	50,000	0	0.00%
Terumi Rice	50,000	50,000	0	0.00%
Stanley and Leisa Stilwall(4)	100,000(4)	100,000(4)	0	0.00%
William Willard	50,000	50,000	0	0.00%

Total (17 persons)	950,000	950,000	0	0.00%

Notes:

1.

None of the Selling Shareholders hold any position, office or other material relationship with the Company.

2.

In April 2007, we sold 950,000 shares of our common stock to the seventeen (17) selling shareholders listed above.  The shares were issued at a price of $0.01 per share for total cash in the amount of $9,500.  The shares bear a restrictive transfer legend.  This April 2007 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about New Day Financial Management, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows.

3.

Assumes the offering of all 950,000 offered for sale by the Selling Stockholders in this registration statement, of which this prospectus is a part.

4.

SEC Release 33-4819 states in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  The number of shares indicated as being owned by all holders set forth in the table, above, takes this into account.  All such shareholders disclaim any beneficial interest in or control over any of those shares owned by the other, other than that which may be attributed to each of them by operation of law.

None of the Selling Stockholders has been affiliated with New Day Financial Management, Inc. in any capacity in the past three years.

None of the Selling Stockholders is a broker/dealer or an affiliate of a broker/dealer.

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.  New Day Financial Management, Inc. cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The Selling Stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.01 per share until a trading market develops in our common stock, at which time the Selling Stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The Selling Stockholders may use broker/dealers to sell their shares.  The broker/dealers will either receive discounts or commissions from the Selling Stockholders, or they will receive commissions from purchasers of shares.

The Selling Stockholders may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, provided that a prospectus supplement would need to be filed pursuant to Section 424(b) of the Securities Act to reflect the transfer from a previously identified Selling Stockholder.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

The Selling Stockholders may offer their shares at various times in one or more of the following transactions:

1.

In the over-the-counter market;

2.

On any exchange on which the shares may hereafter be listed;

3.

In negotiated transactions other than on such exchanges;

4.

By pledge to secure debts and other obligations;

5.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.

In a combination of any of the above transactions.

Some of the Selling Stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the Selling Stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The Selling Stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.  The Selling Stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the Selling Stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.  In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

The Selling Stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the Selling Stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares.  There is no assurance, therefore, that the Selling Stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the Selling Stockholders copies of this prospectus and any applicable prospectus supplement and have informed the Selling Stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Description of Securities

New Day Financial Management, Inc.’s authorized capital stock consists of 100,000,000 shares of common stock, having a $0.001 par value.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

In the opinion of our legal counsel, all shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when sold, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of New Day Financial Management, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of New Day Financial Management, Inc.'s directors.

Cash Dividends

As of the date of this prospectus, New Day Financial Management, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of New Day Financial Management, Inc. not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Randall V. Brumbaug, Esq., Glendora, California, who holds no interest in our common stock and has not been hired on a contingent basis.

Experts

Seale & Beers, CPAs, independent registered public accounting firm, have audited our financial statements at December 31, 2011 and 2010, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Seale & Beers, CPAs’ report, given on their authority as experts in accounting and auditing.

Description of Business

Business Development and Summary

New Day Financial Management, Inc. was incorporated in the State of Nevada on February 15, 2007.  We are a consulting company that provides clients with focused management and financial strategies to execute and grow their businesses.

During the six months ended June 30, 2012, we incurred a net loss of $21,363. As of June 30, 2012, we had $5,885 in total liabilities and cash on hand in the amount of $874.  However, we only recently exited the development stage and rely heavily on our management, who are not compensated for their time; thus, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. For a detailed “Management’s Discussion and Analysis” and “Plan of Operations,” please refer to page 33.

Our mailing address is 55 S. Valle Verde Dr., #235-106, Henderson, Nevada 89012.

Our fiscal year end is December 31.

Please see “Recent Sales of Unregistered Securities” on page 45 for our capitalization history.

Business of Issuer

Principal Services and Principal Markets

Companies of all types and sizes are under significant pressure to increase profitability and efficiency during a period of economic contraction.  Concurrently, customers are more informed, involved and frugal, leading to pressure on companies to reduce prices, increase quality and provide higher levels of customer support and relations.  Our management believes this combination of factors has created increased competition, as well as opportunities.

We are a management consulting company that assists clients in defining their competitive strengths and weaknesses, as well as mapping out tactics, processes and strategies to achieve specific business objectives.  Our consultants work closely with clients to (a) evaluate their current operations, (b) identify where improvements can be made and (c) design and implement strategies to improve clients’ business.  Currently, all services that we are contracted for are provided by our officers.  In the event that a client or specific project requires expertise beyond the capabilities of our officers, we plan to contract third-parties with sufficient experience.

We primarily target small businesses that are either unwilling or unable to dedicate precious resources to employing an individual to provide the services we do on an interim basis.  We believe this market segment is underserved by our larger competitors and that we are able to provide a cost-efficient solution for the small businesses existing in the segment.  Our services are provided on an outsourced basis, whereby a client contracts us for assistance with a specific project or for a pre-determined time frame.

Most small business owners are merely aware of their companies’ cash flows; put simply, they know if they have enough cash on hand to meet their obligations.  Our goal is to provide clients with the tools to objectively evaluate their profitability and determine areas for improvement.  We teach clients how to calculate basic financial ratios, such as Current Ratio, Average Collection Period, Debt Ratio, Profit Margins and Return on Equity, as well as assist clients in understanding the meaning of the output of such ratios and how to use that information to improve business practices.  By studying the information obtained, we attempt to address revenue cycle management, billing policies, credit risk and collection effectiveness, inventory management, accounts payable debt structuring.  Through close interaction and consultation with clients, we assist in the development and implementation of client-specific solutions to improve profitability.

In addition to focused financial management, we provide a more general consulting service.  Our management has decades of experience in entrepreneurship, corporate strategy, real estate and business management, which we are able to draw upon to assist most clients with a variety of situations.  In the event a client requires knowledge outside of our management’s skill set, we have access to contacts and professional acquaintances, cultivated over our management’s collective years of being in business, who can be brought in as third-party consultants to complete the project.

Distribution Methods

Our sole means of marketing and advertising are our officers and sole director.  These individuals have spent their careers working as employees and business owners in their respective communities, during which time they have established business networks.  These networks and other business acquaintances make up the large prospect database that we have been marketing our services to.  Our management attempts to establish contact with these contacts to generate awareness of our company and services, as well as to identify the potential for sales or referrals.  We have no other marketing or advertising channels than the direct marketing approach we are taking.

Growth Strategy

Our growth strategy includes the following:

1.

Build long-term relationships with clients.  All of our prior and current clients engage us on a per-project basis.  We have no guaranteed, long-term source of revenues; once a project is completed, that client may or may not continue to utilize our services.  Our objective is to enter into long-term contractual arrangements with clients to secure streams of revenues for at least 6-12 months.  During the negotiation phase, prospective clients determine whether they desire the Registrant’s services on a per-project or longer-term basis.  Thus, the Registrant represents that, to achieve its goal of entering into long-term contractual agreements with clients, there are no steps it can take.  Unfortunately, our target market of small businesses is price sensitive and weary of entering into an agreement which will increase their fixed costs.  In an attempt to entice current and potential clients, we have offered discounted consulting rates for longer-term clients.  As of the date of this prospectus, we have no long-term agreement with any client.

2.

Bring outsourcing in-house.  Since our inception, our officers and sole director has serviced all of our clients.  However, we understand that our management’s skill set may not encompass every situation a business may encounter.  As a result, we may be required to outsource projects or the client to a third-party consultant, whom we will have no direct oversight or control over.  Our objective is to hire or establish a more formal and direct relationship with such third-party consultants.  As of the date of this prospectus, we have not hired any persons and do not expect to do so within at least the next 12 months.

3.

Acquire new clients.  The growth of any business, including ours, is directly influenced by the ability to engage new clients.  We currently rely exclusively upon the efforts of our officers and sole director to market our company and our services to their prospect database.  We must continue to contact, and follow up with, target companies in this database, as well as add new potential contacts to continuously increase the pool or prospects.  While we do not currently expect to require additional sales staff or the use of mass media to advertise our services, we will periodically evaluate the necessity of such.

Industry Background and Competition

We compete, in general, with business consulting companies, including large multi-national and smaller niche solution providers, offering services that may be materially similar to those we provide.  Additionally, there are countless individuals seeking employment in the financial management departments of businesses, as well as businesses seeking a staff member rather than an outsourced consultant.  We believe we offer potential clients the financial flexibility of having the ability to choose between having a continued commitment or per-project time frame from a single entity rather than having to interview or exclude multiple qualified candidates.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

We complete in a highly competitive marketplace with a large number of competitors, all of which have substantially greater financial, technical, marketing and other resources and significantly greater name recognition.  It is possible that new competitors or alliances among competitors will emerge in the future.  Barriers to entry are moderate, in that individuals with relevant work experience or college credentials are able to provide services relatively similar to those we provide without a material capital investment.

Dependence on One or a Few Major Customers

During the six months ended June 30, 2012 we did not generate any revenues and therefore had no significant customers.   Revenues and earnings can fluctuate from period to period, based upon both factors outside of our control and the level of our sales and marketing efforts. Although our customers are expected to vary from period to period, we anticipate that our results of operations in any given period will depend to a significant extent upon revenues from a small number of customers.  We have no long-term or guaranteed contracts in place with any customers and there can be no assurance that our major customers will continue to engage our services, or that we will be able to replace revenues from such customers with revenues from other customers.  The loss of, or a significant reduction in revenues from, any of our major customers could have a material adverse effect on our business, financial condition and results of operations.

Number of total employees and number of full time employees

We rely exclusively on the services of our three officers and directors who have experience in various business segments and industries.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by these individuals.  We do not anticipate hiring employees over the next 12 months.

In the normal course of our business, we may be required to outsource projects or the client to a third-party consultant, whom we will have no direct oversight or control over.  Any such consultants will be non-salaried third-parties who will be expected to provide various professional services to our clients on our behalf.  These consultants will be independent and paid on a per-project basis and will not be considered employees.  As of the date of this prospectus, we have not hired or contracted any persons.  Given the decline in business during the year ended December 31, 2011 and a tepid economic forecast for the current fiscal year 2012, we do not expect to hire any third-party consultants for the foreseeable future.

Available Information

1.

Upon effectiveness of this Registration Statement, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

Upon effectiveness of this Registration Statement, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Description of Property

We use office space provided by Karen Mannix, an officer, at no charge to us.  The total useable space measures approximately 30 square feet, encompassing a workstation.  Although we believe our current facilities are sufficient, we may require additional office space in the next 12 months, although we cannot be assured that such additional space will be available on reasonable terms, if at all.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Legal Proceedings

Our officers, directors and employees have not been convicted in a criminal proceeding, exclusive of traffic violations.

Our officers, directors and employees have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our officers, directors and employees have not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

No director, officer, significant employee or consultant of New Day Financial Management, Inc. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.  Our securities are not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national securities exchange or association.  We have not approached any broker/dealers with regard to assisting us to apply for such listing.

As of the date of this prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of New Day Financial Management, Inc.;

2.

There are currently 2,000,000 shares of our common stock that could be sold pursuant to Rule 144 of the Securities Act, of which we have agreed to register 950,000 shares for sale by security holders;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, New Day Financial Management, Inc. has 2,900,000 shares of $0.001 par value common stock issued and outstanding held by thirty shareholders of record.  Our Transfer Agent is anticipated to be Empire Stock Transfer, Inc., 1859 Whitney Mesa Drive, Henderson, Nevada 89014, Phone: (702) 818-5898.

Dividends

We have never declared or paid any cash dividends on its common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides the following information as of December 31, 2011, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.

The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.

The weighted-average exercise price of the outstanding options, warrants and rights; and

3.

Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	0	0	0

Total	0	0	0

Financial Statements

Audited Financial Statements

for the years ended

December 31, 2011 and 2010

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

New Day Financial Management, Inc.

We have audited the accompanying balance sheets of New Day Financial Management, Inc. as of December 31, 2011 and 2010, and the related statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December, 31 2011 and 2010. New Day Financial Management, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Day Financial Management, Inc. as of December, 31 2011 and 2010, and the related statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December, 31 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has minimal revenues, has negative working capital at December 31, 2011, and has incurred recurring losses and recurring negative cash flow from operating activities, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

March 15, 2012

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

NEW DAY FINANCIAL MANAGEMENT, INC.

BALANCE SHEETS

(audited)

	December 31,
	2011	2010
ASSETS

Current assets:
Cash	$18,782	$22,292
Total current assets	18,782	22,292

Fixed assets, net	1,966	-

Total assets	$20,748	$22,292

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,000	$244
Income tax payable	1,885	3,137
Total current liabilities	2,885	3,381

Total liabilities	2,885	3,381

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares
authorized, 2,900,000 and 2,900,000 shares issued and outstanding
as of December 31, 2011 and 2010, respectively	2,900	2,900
Additional paid-in capital	8,725	8,725
Retained earnings	6,238	7,286
Total stockholders’ equity	17,863	18,911

Total liabilities and stockholders’ equity	$20,748	$22,292

See Accompanying Notes to Financial Statements.

NEW DAY FINANCIAL MANAGEMENT, INC.

STATEMENTS OF OPERATIONS

(audited)

	For the years ended
	December 31,
	2011	2010

Revenue	10,000	$25,000
Revenue - related party	-	5,000
Total revenue	10,000	30,000

Operating expenses:
General and administrative expenses	11,536	21,037
Depreciation	764	-
Total expenses	12,300	21,037

Income before provision for income taxes	(2,300)	8,963

Provision for income taxes	1,252	(3,137)

Net income (loss)	$(1,048)	$5,826

Weighted average number of
common shares outstanding - basic	2,900,000	2,900,000

Net income (loss) per share-basic	$(0.00)	$0.00

See Accompanying Notes to Financial Statements.

NEW DAY FINANCIAL MANAGEMENT, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

(audited)

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity

February 15, 2007
Issuance of common stock for services	900,000	$ 900	$ -	$ -	$ 900

February 15, 2007
Donated capital for expenses
paid by officer	-	-	175	-	175

March 20, 2007
Issuance of common stock for services	1,050,000	1,050	-	-	1,050

April 11, 2007
Issuance of common stock for cash	950,000	950	8,550	-	9,500

Net (loss)	-	-	-	(2,250)	(2,250)

Balance, December 31, 2007	2,900,000	2,900	8,725	(2,250)	9,375

Net (loss)	-	-	-	(8,936)	(8,936)

Balance, December 31, 2008	2,900,000	2,900	8,725	(11,186)	439

Net income	-	-	-	12,646	12,646

Balance, December 31, 2009	2,900,000	2,900	8,725	1,460	13,085

Net income	-	-	-	5,826	5,826

Balance, December 31, 2010	2,900,000	$ 2,900	$ 8,725	$ 7,286	$ 18,911

Net income	-	-	-	(1,048)	(1,048)

Balance, December 31, 2011	2,900,000	$ 2,900	$ 8,725	$ 6,238	$ 17,863

See Accompanying Notes to Financial Statements.

NEW DAY FINANCIAL MANAGEMENT, INC.

STATEMENTS OF CASH FLOWS

(audited)

	For the six months ended
	June 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$ (21,363)	$ 4,447
Adjustments to reconcile net income (loss) to
net cash used by operating activities:
Depreciation	455	367
Provision for income taxes	-	2,395
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	3,000	(244)

Net cash provided (used) in operating activities	(17,908)	6,965

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	-	(2,203)

Net cash provided by investing activities	-	(2,203)

NET CHANGE IN CASH	(17,908)	4,762

CASH AT BEGINNING OF YEAR	18,782	22,292

CASH AT END OF YEAR	$ 874	$ 27,054

SUPPLEMENTAL INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

See Accompanying Notes to Financial Statements.

NEW DAY FINANCIAL MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these condensed interim financial statements be read in conjunction with the financial statements of the Company for the years ended December 31, 2011 and 2010 and notes thereto included in the Company’s S-1 registration statement and all amendments. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim period are not indicative of annual results.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Fixed assets

Fixed assets are recorded at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred.  When fixed assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.  The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:

Computer equipment

3 years

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors.  Based on this assessment there was no impairment as June 30, 2012.  Depreciation expense for the six months ended June 30, 2012 and 2011 totaled $455 and $367, respectively.

NEW DAY FINANCIAL MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition

The Company recognizes revenue when consulting and placement services are rendered on the accrual basis of accounting in accordance with generally accepted accounting principles in ASC 605.  The Company does not recognize revenue until all four of the following criteria are met: (1) Persuasive evidence of an arrangement exists, (2) Services have been rendered, (3) The seller’s price to the buyer is fixed and (4) Collectability is reasonably assured.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2012 and December 31, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Concentrations of revenue

During the six months ended June 30, 2011, two customers accounted for 100% of revenue.  During the six months ended June 30, 2012 and 2011, the officers and directors of the Company have donated their services to the Company.  During the six months ended June 30, 2011, the revenue generated was based on management’s donation of services.

Recent pronouncements

The Company has evaluated all the recent accounting pronouncements through September 2012 and believes that none of them will have a material effect on the company’s financial statement.

NEW DAY FINANCIAL MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. During the six months ended June 30, 2012, the Company did not generate any revenue and net loss of $21,363.  The Company’s revenue is based on consulting services which are generated by an officer, director and shareholder of the Company who is not compensated for their time.  As such, the Company cannot be certain that the activity will continue into the future.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 - FIXED ASSETS

Fixed assets consist of the following:

	June 30,	December 31,
	2012	2011

Computer equipment	$ 2,730	$ 2,730
Less accumulated depreciation	(1,219)	(764)

Fixed assets, net	$ 1,511	$ 1,966

Depreciation expense for the six months ended June 30, 2012 and 2011 were $455 and $367, respectively.

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

Common Stock

During the six months ended June , 2012, there have been no other issuances of common stock.

NOTE 5 - WARRANTS AND OPTIONS

As of June 30, 2012, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 - RELATED PARTY TRANSACTIONS

Office space and services are provided without charge by the officers and directors of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

NEW DAY FINANCIAL MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - SUBSEQUENT EVENTS

On July 19, 2012, the Company received a loan of $5,000 from an officer and director of the Company.  The loan is due upon demand and bears 0% interest.

FB-6

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Overview

We were incorporated in Nevada on February 15, 2007.  We provide small businesses with focused management and financial strategies to execute and grow their businesses.  Since our inception, we have worked with the singular goal of providing small business with the tools and guidance to grow their companies.

Results of Operation for the years ended December 31, 2011 and 2010

Revenues

Revenues generated in the year ended December 31, 2011 were $10,000.  100% of revenues during the year were generated from two clients, both of whom we had no previous business relationship with.  Ms. Mannix, our President, provided corporate identity and marketing consulting, operational analysis and strategy brainstorming services to these clients during the year ended December 31, 2011.  We have no long-term or guaranteed contracts in place with any of these customers and there can be no assurance that any of these customers will continue to engage our services.

In comparison, we generated an aggregate of $30,000 in revenues, of which $5,000 was from a related-party, during the year ended December 31, 2010.  All revenues during the period were generated from six clients, none of whom we have long-term or guaranteed arrangements with and all of whom were new client acquisitions to whom we did not provide any prior business service.  Ms. Mannix and Ms. Hootman serviced all customers during this period.  We believe the substantial decrease in revenues during the comparable periods is attributed to a weakness in the general economy.  We believe the weakness has affected small business owners’ willingness and capability to spend money on investments with no immediate, guaranteed rate of return.  We believe our services provide long-term benefits; however, without a measurable, quantifiable return, we have recently been viewed as a cost center, rather than a revenue generating asset.  We have no long-term or guaranteed contracts in place with any customers, and there can be no assurance that our major customers will continue to engage our services, or that we will be able to replace revenues from such customers with revenues from other customers.

Operating expenses

We incur various costs and expenses in the execution of our business.  All expenses, to date, have been classified as general and administrative expenses, which primarily consist of bank service charges, filing fees and consulting, accounting and legal fees.  During the year ended December 31, 2011, total expenses were $12,300, which is attributable to $764 in depreciation expense, $2,258 in office expenses and $9,278 in professional fees related to accounting, legal and consulting costs.  In the comparable period ended December 31, 2010, total expenses were $21,037, comprised of $510 in filing fees for business licenses and annual incorporation dues, $1,766 in office expenses and $18,724 in professional fees related to accounting, legal and consulting costs.  The substantial 42% decrease in expenses during 2011 compared to 2011 is primarily attributable to a slowdown in our operations, primarily because weak economic conditions and a decreased interest in our services by past and potential clients lead us to pursue substantially fewer business activities.

Provision for income taxes

During the year ended December 31, 2011, we recorded an operating loss before provision for income taxes of $2,300.  In comparison, income before provision for income taxes during the year ended December 31, 2010 was $8,963.  We filed federal income tax returns through 2010 and are uncertain regarding the amount of the income tax liability for 2011, if any.  We have recorded a provision for income taxes of ($1,252) which adjusts the estimated income tax payable to $1,885 as of December 31, 2011.  In the prior period ended December 31, 2010, we recorded a provision for income taxes of $3,137.

Net income (loss)

In the year ended December 31, 2011, we incurred a net loss of $1,048, compared to net income of $5,826 in the comparable year ended December 31, 2010.  Management expects to encounter material weakness in demand for our services as well as unpredictable, possibly higher, levels of expenditures, both of which will put significant pressure on our net profit margins.  Therefore, we are significantly dependent upon our ability to continue to engage new clients and generate sufficient revenues to meet our financial obligations.

Liquidity and capital resources

Cash used in operating activities in the year ended December 31, 2011was $780, compared to cash provided for such activities in the comparable period ended December 31, 2010 of $9,207.  As of December 31, 2011, we had $18,782 in cash on hand, compared to cash balance of $22,292 a year ago on December, 31, 2010.  This decrease in available cash is primarily attributed to the purchase of fixed assets during the most recently completed fiscal year ended December 31, 2011.

If we are unable to generate sufficient cash flows to support our operations over the next twelve months, we may be required to raise additional capital by issuing capital stock or debt securities in exchange for cash in order to continue as a going concern.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this registration statement.

Since our inception, we sought investment from third-parties.  The following is a chronological capitalization history:

      1. In February 2007, we issued 900,000 shares of our common stock to our two officers and our sole director, in exchange for services performed valued at $900, in lieu of cash.

      2. In March 2007, we issued 1,050,000 shares of our common stock to several service providers in lieu of cash for services rendered in the amount of $1,050.  These service providers agreed to accept stock as payment for their services.

      3. In April 2007, we issued 950,000 shares of our common stock for cash proceeds of $9,500 in a private placement offering.

We have agreed to register for resale up to 950,000 shares of our common stock that was sold in the April 2007 private placement.  We are registering these shares in an effort to create a market for such shares and to encourage outside investment in our securities.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

Our management does not expect to incur research and development costs.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

We currently do not have any material contracts and or affiliations with third parties.

Results of Operation for the three and six months ended June 30, 2012 and 2011

Revenues

Revenues generated in the three month periods ended June 30, 2012 and 2011 were $0.  During the six months ended June 30, 2012 and 2011 revenues were $0 and $10,000 respectively.  In comparison, we generated an aggregate of $10,000 in revenues during the three months ended March 31, 2011.  All revenues during the six months ended June 30, 2011 were generated from two clients, both of whom we do not have long-term or guaranteed arrangements with and were new client acquisitions to whom we did not provide any prior business service.  Ms. Mannix, our President, provided corporate identity and marketing consulting, operational analysis and strategy brainstorming services to these clients.  We believe the substantial decrease in revenues during the comparable periods is attributed to a weakness in the general economy.  We believe the weakness has affected small business owners’ willingness and capability to spend money on investments with no immediate, guaranteed rate of return.  We believe our services provide long-term benefits; however, without a measurable, quantifiable return, we have recently been viewed as a cost center, rather than a revenue generating asset.  We have no long-term or guaranteed contracts in place with any customers, and there can be no assurance that our major customers will continue to engage our services, or that we will be able to replace revenues from such customers with revenues from other customers.

Operating expenses

We incur various costs and expenses in the execution of our business.  All expenses, to date, have been classified as general and administrative expenses, which primarily consist of bank service charges, filing fees and consulting, accounting and legal fees.

During the three months ended June 30, 2012, total expenses were $3,366, which is attributable to $228 in depreciation expense and $3,138 in general and administrative expenses.  In the comparable period ended June 30, 2011, total expenses were $520, comprised of $184 in depreciation expense and $336 in general and administrative costs.  The substantial $2,486) increase in expenses during 2012 compared to 2011 is primarily attributable to an increase in our public reporting costs, including accounting and filing fees.

In the six month period ended June 30, 2012, total expenses were $21,363, compared to $3,158 in the comparable six month period ended June 30, 2011.  The $18,205 increase is attributable to an increase in our public reporting costs, including accounting and filing fees.

Provision for income taxes

During the three months ended June 30, 2012, we recorded an operating loss before provision for income taxes of $3,366.  In comparison, income before provision for income taxes during the period ended June 30, 2011 was $520.  We have recorded a provision for income taxes of $0 during the period ended June 30, 2012 and $118 during the three months ended June 30, 2011.

In the six month period ended June 30, 2012, our loss before provision for income taxes totaled $21,363.  During the six months ended June 30, 2011, we earned income before provision for income taxes in the amount of $6,842.  Provision for income taxes during the six months ended June 30, 2012 was $0, compared to $2,395 in the comparable period ended June 30, 2011.

Net income (loss)

In the three months ended June 30, 2012, we incurred a net loss of $3,366, compared to a net loss of $402 in the comparable period ended June 30, 2011.

During the six months ended June 30, 2012, we incurred a net loss of $21,363.  In comparison, we realized net income of $4,447 during the six month period ended June 30, 2011.

Management expects to encounter material weakness in demand for our services as well as unpredictable, possibly higher, levels of expenditures, both of which will put significant pressure on our net profit margins.  Therefore, we are significantly dependent upon our ability to continue to engage new clients and generate sufficient revenues to meet our financial obligations.

Liquidity and capital resources

Cash used in operating activities in the quarter ended June 30, 2012 was $17,908, compared to cash provided for such activities in the comparable period ended June 30, 2011 of $6,965.  As of June 30, 2012, we had $874 in cash on hand, compared to cash balance of $27,054 a year ago on June 30, 2011.  This decrease in available cash is primarily attributed to the cost of being a public reporting company, such as accounting, legal and other fees.

If we are unable to generate sufficient cash flows to support our operations over the next twelve months, we may be required to raise additional capital by issuing capital stock or debt securities in exchange for cash in order to continue as a going concern.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this registration statement.

Since our inception, we sought investment from third-parties.  The following is a chronological capitalization history:

1.

In February 2007, we issued 900,000 shares of our common stock to our two officers and our sole director, in exchange for services performed valued at $900, in lieu of cash.

2.

In March 2007, we issued 1,050,000 shares of our common stock to several service providers in lieu of cash for services rendered in the amount of $1,050.  These service providers agreed to accept stock as payment for their services.

3.

In April 2007, we issued 950,000 shares of our common stock for cash proceeds of $9,500 in a private placement offering.

We have agreed to register for resale up to 950,000 shares of our common stock that was sold in the April 2007 private placement.  We are registering these shares in an effort to create a market for such shares and to encourage outside investment in our securities.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

Our management does not expect to incur research and development costs.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

We currently do not have any material contracts and or affiliations with third parties.

Plan of operation

In order to continue to grow and expand our operations, we must increase sales of our consulting services over the next six months, the outcome of which cannot be guaranteed.  If we do not continue to generate and grow revenues and cash flows to support our operations over the next twelve months, we may be required to raise additional capital by issuing capital stock or debt securities in exchange for cash in order to continue as a going concern.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  As of the date of this Registration Statement, we have no specific or contemplated plans to seek additional capital from any source.

In order to meet our goal of sustainable operations through organic means, we intend to implement the following plan of action:

PHASE	MILESTONES	COST/BUDGET	COMPLETION DATE

Phase I	Maintain relationships with existing clients

	• Encourage communication between clients and consultants	$0	Ongoing

	• Be attentive to customers and provide outstanding customer service and support	$0	Ongoing

Phase II	Growth Phase:

	• Continue to contact our existing database of potential clients	$0	Ongoing

	• Print marketing materials to distribute	$0 to $1,000	Completed and ongoing

	• Publish website	$1,000 to $3,000	Fourth Quarter 2012

	• Develop web marketing strategy	$0 to $1,000	Pending Publishing of Website

	• Build long-term relationships with current and potential clients	$0	Ongoing

Phase III	Long-Term Expansion Plans:

	• Attract third-party consultants to assist in servicing clients	Paid per project	To Be Determined

	• Utilize networking opportunities	Up to $5,000	Ongoing

Phase I:  Maintain relationships with existing clients

Our basic goal is to service our current customers satisfactorily in the hopes that (A) the client will continue to utilize our services and (B) refer our services to their business associates and other contacts.  We believe that if we encourage open lines of communication between clients and our consultants, and are attentive to the requests or criticisms of our clients, we will be able to provide outstanding customer service and adapt to meet the preferences and remain relevant.  Since this Phase is directly linked to our operational activities, there is no direct cost expected to be incurred.

Phase II:  Growth phase

Continue to contact our existing database of potential clients

The growth of any business, including ours, is directly influenced by the ability to engage new clients.  Our management has compiled a database of professional acquaintances, to which we have been and expect to continue to market our services.  We must continue to contact companies listed in our target database, regardless of whether we are able to retain them as a client.  Even if we are unable to engage targeted companies, the desire is to impress upon them our existence and the services we provide in the hopes that they will refer us to their network of contacts.

We currently rely exclusively upon the efforts of our officers and sole director to market our company and our services to their prospect database.  No cost has been or is expected to be incurred for making telephone calls, sending emails or making personal visits to prospects.  The extent of our marketing has been limited to this direct sales method.  We expect to continuously assess new marketing strategies; thus, we cannot predict whether the actual marketing and advertising efforts we implement will remain in its current form or not.

Marketing and advertising

While we do not currently expect to require additional sales staff or the use of mass media to advertise our services, we will periodically evaluate the necessity of such.  Part of our current planned sales strategy involves printing brochures, fliers and informational packages to distribute to our sales database.  We previously budgeted up to $1,000 for printing costs, based upon printing costs of approximately $0.50 per page for up to 2,000 full page brochures or fliers.  Management believes our budget is sufficient, based upon prior experience obtaining similar printed materials from various vendors.  To date, we spent a total of $143 to produce business cards to distribute to current and potential clients.  All funds used to pay for the materials were financed through cash flows from operating activities.

We originally planned to publish a website for $1,000 to $3,000 during the second quarter of 2011.  Any funds to be required will be financed through cash flows from operating activities.  Our estimates of costs are based upon prices that management believes could be obtained from professional acquaintances to update the existing drafts, if necessary, and to upload and host the resulting website.  To date, we have spent approximately $464 to reserve a domain name, to pay for annual registration renewals and begin development of a website.  However, website development still has not been completed.  The web designers our management had originally contracted for have either become employed by larger web design companies, which charge above our specified budget, or have changed lines of work due to the difficult economic environment.  We attempted to develop our site ourselves, with limited success.  We are currently seeking to engage a new web designer to complete and publish our site before the end of the Fourth Quarter of 2012.  Unfortunately, we are in a precarious financial position and have limited working capital with which to pursue web development.  Thus, we expect to raise funds through sales of our common stock or debt securities.  We planned for our website to mainly be used as an informational source for potential clients to learn about the services we provide.  As we are able to, we plan to update the site with news of current events that may affect small and medium sized businesses.

After we publish our website, we plan to develop and implement a web marketing strategy to increase awareness of our site.  This plan involves web search optimization, link affiliations and use of social media services.  Our management believes they have professional acquaintances that could provide these services to us at discounted rates.  We have budgeted up to $1,000 toward this online effort, which will be financed through cash flows from operating activities.  Our web marketing strategy has not been developed and may differ significantly when actually implemented.  Any such strategy will be put into action as soon as possible after our website is online and active.

Build long-term relationships with current and potential clients

All of our prior and current clients engage us on a per-project basis.  We have no guaranteed, long-term source of revenues; once a project is completed, that client may or may not continue to utilize our services.  Securing long-term streams of revenues is important in that we would be able to budget our cash resources and proactively hire or contract third-party consultants to service specific clients.  We are keenly aware of our target market’s apprehension toward engaging our firm for a prolonged period of time for a guaranteed fixed price.  To attract clients to enter into extended contractual terms, we plan to offer discounted consulting rates.  As of the date of this prospectus, we have no long-term agreement with any client.

Phase III:  Long-Term Expansion Plans

Attract third-party consultants to assist in servicing clients

Since our inception, our officers and sole director has serviced all of our clients.  However, we understand that our management’s skill set may not encompass every situation a business may encounter.  As a result, we may be required to outsource projects or the client to a third-party consultant, whom we will have no direct oversight or control over.  Our objective is to hire or establish a more formal and direct relationship with such third-party consultants.  We expect any relationship to be paid on a per-project basis, and thus do not expect to incur any out-of-pocket expenses or need to raise additional capital.  As of the date of this prospectus, we have not hired or contracted any persons.  Given our the decline in business during the year ended December 31, 2011 and a tepid economic forecast for the current fiscal year 2012, we do not expect to hire any third-party consultants for the foreseeable future.

Utilize networking opportunities

Our management believes there exists opportunities to network with business professionals and owners at various conferences and trade shows.  Such shows include the Professional BusinessWomen of California Annual Conference and San Francisco Small Business Week, among others.  We believe attendance at these shows during the third and fourth quarter of 2011 will provide us with exposure to potential customers and increase awareness of our existence.  During May 2011, we attended a Small Business Conference at San Francisco State University, where we attempted to network and generate brand awareness with other attendees.  Also in May, we attended the PWBC annual conference in San Francisco, California.  In October, we networked with companies and investors at TTCC in La Jolla, California, iCFO in Irvine, California and SDIC in Newport Beach, California.  In November, we attended another PBWC conference in Sacramento, California.  In May 2012, attended the San Francisco Small Business Week and we anticipate attending two PBWC events in San Francisco during June and July.

We have budgeted up to $5,000 toward attendance fees and travel costs, if any.  Most conferences we plan to attend do not charge attendance fees; however, some may charge as much as $500.  All funds expected to be used to attend conferences will be provided from operations and we do not anticipate having to raise additional capital for this purpose. Through the date of this registration statement, we have not paid any attendance fees.

All estimated costs set forth in our plan of operation are those of management and actual, realized costs may vary significantly.  We cannot assure you that the budgeted expenses will not be materially greater than forecast.  If such costs are higher than predicted, we may be unable to achieve one or a number of our anticipated milestones.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Emerging Growth Company

The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

1. Be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

2. Be exempt from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act (the “Dodd-Frank Act”), and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934; and

3. Instead provide a reduced level of disclosure concerning executive compensation and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on the financial statements.

It should be noted that notwithstanding our status as an emerging growth company, we would be eligible for these exemptions as a result of our status as a “smaller reporting company” as defined by the Securities Exchange Act of 1934.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Changes and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service

Karen Mannix	55	President and Chief Executive Officer	February 2012 - 2013

Marcia Hootman	70	Secretary, Treasurer, Principal Accounting Officer and Principal Financial Officer	February 2012 - 2013

Beverly Fremont	74	Director	February 2012 - 2013

Background of Directors, Executive Officers, Promoters and Control Persons

Karen Mannix, President and Chief Executive Officer, has been a co-owner of Farmacopia, an herbal company operating in Santa Rosa, CA, for the past 15 years.  Farmacopia educates physicians, including but not limited to family practice, internists and neurologists, as well as nurses and the general public through workshops, seminars, lectures and credentialed continuing education classes.  Farmacopia also dispenses medicinal herbal products from its retail store and via mail order through the worldwide web.  Ms. Mannix is responsible for product research, purchasing, business strategy, advance planning, national and international marketing and wholesale and retail sales.  Ms. Mannix oversees the management and daily operations of the company and a staff of five including three herbalists, a psychotherapist, massage therapist and office staff.  Her 15 years of management and strategic planning skills honed at Farmacopia are essential to our success.

Ms. Mannix has been self employed as a licensed California Department of Real Estate Salesperson since 1984, and she continues to invest for her own portfolio in Mexico and South America.  Her focus in the real estate sales industry is residential home sales, developing vineyards, commercial leasing and raw land development.  Mr. Mannix is also licensed by the California Department of Insurance specializing in long term insurance investments, annuities and whole life policies. Additionally, she has had years of experience in financing, home loans and second trust deed markets.

Ms. Mannix works for us on a part-time basis and expects to devote a minimum of 20 hours per week to our business activities, as necessary.

Rev. Dr. Marcia Hootman, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer, has a broad background in higher education, real estate, publishing, the ministry and stock brokerage industries.  Since 2007, she has been a co-owner of Health Energy Resources, a holistic website with anti-aging research information.  Also, since 1973, she has been a real estate broker for Coastal Properties, where she helped develop condos between Del Mar and Solana Beach on the Southern California coastline.

Dr. Hootman has assisted and inspired thousands of people to plan for their financial independence as an instructor with one of the largest financial education organizations in the world.  Between 1990-1993, she was the only female Senior National Instructor of the Chas J. Given financial organization, where she taught real estate investment workshops and trained new instructors.  She is the author of several top-selling books in the areas of personal growth, relationships and wealth, all published between 1982 and 1993.

Dr. Hootman was educated at Columbia Pacific University receiving a PhD in Psychology; United States International University, MA, in Human Behavior and Cal Western University, BA, in Humanities.  She has a life-long secondary teaching credential and is an ordained minister, serving at the pulpit for over 1,000 congregants.  In 1996 through 2000, Dr. Hootman was Senior Minister of the Claremont Church of Religious Science in Claremont, California.  Subsequently, from 2002 through 2005, she was Senior Minister of the New Thought Center in Sorrento Mesa, San Diego, California.

We believe Dr. Hootman’s four years as co-owner and operator of Health Energy Resources and her 37 years of real estate sales and development experience represent sufficient real world business experience to serve as an officer of our company.  Dr. Hootman works for us on a part-time basis and expects to devote a minimum of 20 hours per week to our business activities, as necessary.

Beverly Fremont, Director, is a semi-retired, experienced business entrepreneur.  Mrs. Fremont’s extensive 35 year career and entrepreneurial experience lead us to believe she possess sufficient skills to serve as a director of our company.  Mrs. Fremont has a strong real estate investment and sales background and has held a California Real Estate Sales License for over 35 years.  Self-employed for most of her career, she has developed property in La Jolla, CA., completed sales of office buildings, specialized in oceanfront developments and achieved multi-million dollar sales goals in general residence real estate.  Mrs. Fremont is a skilled negotiator and has facilitated innumerable business transactions.

Her benefit to the company is in her experience in the global business environment and first hand interactions in both domestic and foreign countries.  She has traveled extensively throughout all of Europe and Asia, visiting over 30 countries looking for business opportunities in the import/export and manufacturing industries.  Her goal is to seek out, investigate, research and analyze the benefits and drawbacks of a potential investment.

Additionally, she is a licensed Marriage, Family and Child Counselor, (MFCC), and conducted a successful psychotherapy practice for many years.  Her specialty was working with children and guiding them toward successful decisions and opportunities.  She is a graduate of Brandeis University and University of Chicago, holding both a Bachelor of Arts and a Master’s Degree.

As a semi-retired individual, Mrs. Fremont is available to us on an as needed basis only.  She has not committed to spending any minimum amount of time on our business.

Promoters

Karen Mannix, Marcia Hootman and Beverly Fremont are founders of our business, and, as such, are considered promoters of our company.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.  We currently have no plans to establish audit, compensation or nominating committees.

Our sole director, Beverly Fremont, is not independent, in accordance with the director independence standards.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No petition under the Federal bankruptcy laws or any state insolvency law has ever been filed by or against, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of any of our officers or directors, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Executive Compensation

The following table sets forth all compensation paid to our Principal Executive and Financial Officers for the most recently completed fiscal year:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings($)	All Other Compen- sation ($)	Total ($)

Karen Mannix	2012	0	0	0	0	0	0	0	0
President and CEO	2011	0	0	0	0	0	0	0	0

Marcia Hootman	2012	0	0	0	0	0	0	0	0
Principal Financial	2011	0	0	0	0	0	0	0	0
Officer

Employment Contracts And Officers’ Compensation

We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.

Directors’ Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Percent of Class
			Before Offering	After Offering(2)

Common	Karen Mannix, President and CEO(3)	300,000	10.34%	10.34%

Common	Marcia Hootman, Secretary and Treasurer(3)	300,000	10.34%	10.34%

Common	Beverly Fremont, Director(3)	300,000	10.34%	10.34%

	All Directors and Officers as a group (3 persons)	900,000	31.03%	31.03%

Notes:

1.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

2.

All shares being registered for sale are for the benefit of the Selling Shareholders.  No shares are being offered by us.

3.

The address for our officers and sole director is: 55 S. Valle Verde Dr., #235-106, Henderson, Nevada 89012.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Certain Relationships and Related Transactions

On February 15, 2007, we issued a total of 900,000 shares of $0.001 par value common stock to our three officers and directors for a total amount of $900 in services rendered, related specifically to the formation and organization of our corporation, as well as setting forth a business plan and operational objectives.  The shares were issued, as follows:

Name	Shares

Karen Mannix	300,000

Marcia Hootman	300,000

Beverly Fremont	300,000

On February 15, 2007, Beverly Fremont, our sole director, paid for incorporation costs totaling $175.  We are not obligated to reimburse Ms. Fremont for these expenses and it is considered donated capital.

During the years ended December 31, 2011 and 2010, we generated revenue of $0 and $5,000, respectively from a related party.  The related party is Upside Financial, Inc., an entity that is controlled by Elaine Evans, a shareholder of New Day.

On July 19, 2012, an officer and director loaned us $5,000.  The loan is due upon demand and bears 0% interest.

Additionally, we use office space and services provided without charge by our officers and directors.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

New Day Financial Management, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 “Indemnification of Directors and Officers,” on page 45.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  New Day Financial Management, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$1,000
Transfer Agent Fees	1,000
Accounting and Legal Fees	4,000
SEC Registration Fee	10
Total	$6,010

Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors.  We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Recent Sales of Unregistered Securities.

February 15, 2007, we issued an aggregate of 900,000 shares of our common stock to our three founding shareholders, Misses Fremont, Hootman and Mannix.  This sale of stock did not involve any public offering, general advertising or solicitation.  The shares were issued in exchange for services performed by the founding shareholders on our behalf in the amount of $900.  At the time of the issuance, each of the founders had fair access to and was in possession of all available material information about our company.  Additionally, each shareholder represented their intent to acquire securities for their own accounts and not with a view to further distribute the shares.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholders qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933, for transactions by an issuer, not involving a public offering.

On March 20, 2007, we issued 1,050,000 shares of our common stock to ten consultants for services rendered to the company valued at $1,050.  Each consultant agreed to accept shares of our common stock in lieu of cash.  We believe that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were sold directly by us and did not involve a public offering or general solicitation.  The offering was not underwritten and no commissions or finders’ fees were paid.  The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including financial statements. We reasonably believed that the recipients, immediately prior to the sale of the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.  The table below sets forth the names of the persons receiving shares, the amount of such shares and the services provided, therefor:

Name of Holder		Shares	Services Provided
Chelsea	Behle	75,000	Artist Concept Design
Sandy	Cook	100,000	Computer Graphics
Madison	Elliot	125,000	Newsletter Preparation
Drew	Hall	125,000	Financial Advising
Anna	Harriman	75,000	Brochure Design
Joanne	Heald	75,000	Computer Set-Up
Stephanie	Hernandez	125,000	Administration Consulting
Randi	Lorenzo	125,000	Investor Relations Advertising
Elisa	Moore	100,000	Office Administration
Mitch	Thompson	125,000	Office Storage and Shelving

On April 11, 2007, we sold a total of 950,000 shares of our common stock to 17 non-affiliated shareholders, none of whom were, prior to this sale, holders of our common stock.  The shares were issued at a price of $0.01 per share for total cash in the amount of $9,500.  The offering was not underwritten and no commissions or finders’ fees were paid.  We believe that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D, Rule 506.  None of the purchasers have claimed to be accredited investors, as that term is defined by Rule 501(a) of Regulation D, and we have made no attempt to verify any such qualification.  The shares were sold directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements. We reasonably believed that the recipients, immediately prior to the sale of the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.  The table below sets forth the names of the purchasers and the amount of shares purchased:

Name of Holder	Shares
Dana Anderson	50,000
Eileen Anderson	50,000
Joseph Cerbone	100,000
Margaret DeCaro	50,000
Donald Dickson	50,000
Tammy Dunn	50,000
Donald Ehrlich	100,000
Danielle Galloway	50,000
Julie Hammer	50,000
Dorothy McCallion	50,000
Frank McGarvery	50,000
S. K. McGarvey	50,000
Tianna Owen	50,000
Terumi Rice	50,000
Stanley Stilwall	50,000
Leisa Stilwall	50,000
William Willard	50,000

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation (1)
b) Bylaws (1)

5.	Opinion on Legality

Attorney Opinion Letter, previously filed as an exhibit to the Company’s Registration Statement on Form S-1 originally filed on May 13, 2010 (1)

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

(1) Incorporated by reference herein filed as exhibits to the Company’s Registration Statement on Form S-1 filed on May 13, 2010.

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430C under the Securities Act.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

D.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 12, 2012.

NEW DAY FINANCIAL MANAGEMENT, INC.
(Registrant)

By: /s/ Karen Mannix
Karen Mannix
President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Karen Mannix	President and CEO	September 12, 2012
Karen Mannix

/s/ Marcia Hootman	Principal Financial Officer	September 12, 2012
Marcia Hootman

/s/ Marcia Hootman	Principal Accounting Officer	September 12, 2012
Marcia Hootman

/s/ Beverly Fremont	Director	September 12, 2012
Beverly Fremont

Exhibit Index

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation (1)
b) Bylaws (1)

5.	Opinion on Legality

Attorney Opinion Letter (1)

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

(1) Incorporated by reference herein filed as exhibits to the Company’s Registration Statement on Form S-1 filed on May 13, 2010.